Exhibit 4.2
FORM OF GLOBAL SUBORDINATED NOTE
NICOLET BANKSHARES, INC.
3.125% FIXED TO FLOATING RATE SUBORDINATED NOTE DUE 2031

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR UNDER ANY APPLICABLE STATE SECURITIES LAW. THESE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OR (B) AN AVAILABLE EXEMPTION FROM, INCLUDING (BUT NOT LIMITED TO) IN ACCORDANCE AND IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, IF REQUESTED, OR (II) UNLESS SOLD IN ACCORDANCE WITH RULE 144 UNDER SAID ACT.

THIS SUBORDINATED NOTE IS A GLOBAL SUBORDINATED NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO AS NOMINEE OF THE DEPOSITORY TRUST COMPANY (“DTC”) OR A NOMINEE OF DTC. THIS SUBORDINATED NOTE IS EXCHANGEABLE FOR SUBORDINATED NOTES REGISTERED IN THE NAME OF A PERSON OTHER THAN DTC OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SUBORDINATED NOTE (OTHER THAN A TRANSFER OF THIS SUBORDINATED NOTE AS A WHOLE BY DTC TO A NOMINEE OF DTC OR BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES SPECIFIED IN THE INDENTURE.

UNLESS THIS SUBORDINATED NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY SUBORDINATED NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO, OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS SUBORDINATED NOTE WILL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS SUBORDINATED NOTE WILL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

THIS SECURITY AND THE OBLIGATIONS OF THE COMPANY (AS DEFINED HEREIN) AS EVIDENCED HEREBY (1) ARE NOT DEPOSITS WITH OR HELD BY THE COMPANY AND ARE NOT INSURED OR GUARANTEED BY ANY FEDERAL AGENCY OR INSTRUMENTALITY, INCLUDING, WITHOUT LIMITATION, THE FEDERAL DEPOSIT INSURANCE CORPORATION AND (2) ARE SUBORDINATE IN THE RIGHT OF PAYMENT TO ALL SENIOR INDEBTEDNESS (AS DEFINED IN THE INDENTURE IDENTIFIED HEREIN).

CERTAIN ERISA CONSIDERATIONS:

THE HOLDER OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT

SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH, A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS SUBORDINATED NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER: (I) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLANS, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF SUCH EMPLOYEE BENEFIT PLAN OR PLANS TO FINANCE SUCH PURCHASE OR (II) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.

ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING THIS SUBORDINATED NOTE OR ANY INTEREST HEREIN.

No. [●]	CUSIP QIBs: 65406E AA0 AI: 65406E AB8

NICOLET BANKSHARES, INC.

3.125% FIXED TO FLOATING RATE SUBORDINATED NOTE DUE 2031

1. Subordinated Notes. This Subordinated Note is one of a duly authorized issue of notes of Nicolet Bankshares, Inc., a Wisconsin corporation (the “Company”), designated as the “3.125% Fixed to Floating Rate Subordinated Notes due 2031” (the “Subordinated Notes”) in an aggregate principal amount of $100.0 million and initially issued on July 7, 2021. The Company has issued this Subordinated Note under that certain Indenture dated as of July 7, 2021, as the same may be amended or supplemented from time to time (“Indenture”), between the Company and U.S. Bank National Association, as Trustee (the “Trustee”). All capitalized terms not otherwise defined in this Subordinated Note will have the meanings assigned to them in the Indenture. The terms of this Subordinated Note include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). This Subordinated Note is subject to all such terms, and the Holder (as defined below) is referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provision of this Subordinated Note irreconcilably conflicts with the express provisions of the Indenture, the provisions of the Indenture will govern and be controlling.

2. Payment. The Company, for value received, promises to pay to Cede & Co., or its registered assigns (the “Holder”), as nominee of the Depository Trust Company, the principal sum of [ ] Dollars (U.S.) ($[ ]), plus accrued but unpaid interest on July 15, 2031 (the “Stated Maturity”) and to pay interest thereon (i) from and including the original issue date of the Subordinated Notes, or from the most recent date to which interest has been paid or duly provided for, to but excluding July 15, 2026 or the earlier redemption date contemplated by Section 5 (Redemption) of this Subordinated Note (the “Fixed Rate Period”), at the rate of 3.125% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months and payable semi-annually in arrears on January 15 and July 15 of each year (each payment date, a “Fixed Interest Payment Date”), beginning January 15, 2022, and (ii) from and including July 15, 2026 to but excluding the Stated Maturity or earlier redemption date contemplated by Section 5 (Redemption) of this Subordinated Note (the “Floating Rate Period”), at the rate per annum, reset quarterly, equal to the Floating Interest Rate determined on the Floating Interest Determination Date of the applicable Floating Rate Interest Period (as defined below)(provided that in the event that the Floating Interest Rate for the applicable Floating Rate Interest Period (as defined below) is less than zero, the Floating Interest Rate for such Floating Rate Interest Period (as defined below) shall be deemed to be zero), plus 237.5 basis points, computed on the basis of a 360-day year and the actual number of days elapsed and payable quarterly in arrears (each three-month period, a “Floating Rate Interest Period”) on January 15, April 15, July 15 and October 15 of each year (each payment date, a “Floating Interest Payment Date”). Any payment of principal of or interest on this Subordinated Note that would otherwise become due and payable on a day which is not a Business Day shall become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest will accrue in respect of such payment for the period after such day; provided, that in the event that any scheduled Floating Interest Payment Date falls on a day that is not a Business Day and the next succeeding Business Day falls in the next succeeding calendar month, such Floating Interest Payment Date will be accelerated to the immediately preceding Business Day, and, in each such case, the amounts payable on such Business Day will include interest accrued to, but excluding, such Business Day. Dollar amounts resulting from interest calculations will be rounded to the nearest cent, with one half cent being rounded upward. The Company will pay all Additional Interest, if any, on the dates and in the amounts set forth in the Registration Rights Agreement.

The Company will pay interest on this Subordinated Note to the Person who is the registered Holder as of the close of business on the Regular Record Date for the relevant Interest Payment Date, except as provided in Section 210 of the Indenture with respect to Defaulted Interest. This Subordinated Note will be payable as to principal and interest at the office or agency of the Paying Agent, or, at the option of the Company, payment of interest may be made by check delivered to the Holder at its address set forth in the Subordinated Note Register or by wire transfer to an account appropriately designated by the Person entitled to payment; provided, that the Paying Agent will have received written notice of such account designation at least five Business Days prior to the date of such payment (subject to surrender of this Subordinated Note in the case of a payment of interest at Maturity).

3. Paying Agent and Registrar. U.S. Bank National Association, the Trustee under the Indenture, will act as the initial Paying Agent and Registrar through its offices presently located at U.S. Bank National Association, Attention: Global Corporate Trust, 111 Fillmore Avenue East, St. Paul, MN 55107. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.

4. Subordination. The indebtedness of the Company evidenced by this Subordinated Note, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to obligations of the Company constituting the Senior Indebtedness (as defined in the Indenture) on the terms and subject to the terms and conditions as provided and set forth in Article XI of the Indenture and will rank pari passu in right of payment with all other Subordinated Notes and pari passu in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshalling of assets and liabilities or similar proceeding or any liquidation or winding up of the Company, with all other present or future unsecured subordinated debt obligations of the Company, except any unsecured subordinated debt that, pursuant to its express terms, is subordinate in right of payment to this Subordinated Note. The Holder, by the acceptance of this Subordinated Note, agrees to and will be bound by such provisions of the Indenture and authorizes and directs the Trustee on his behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided.

5. Redemption.

(a) Redemption Prior to Fifth Anniversary. This Subordinated Note shall not be redeemable by the Company in whole or in part prior to July 15, 2026, except in the event of: (i) a Tier 2 Capital Event; (ii) a Tax Event; or (iii) an Investment Company Event. Upon the occurrence of a Tier 2 Capital Event, a Tax Event or an Investment Company Event, subject to Section 5(f) below, the Company may redeem this Subordinated Note in whole, but not in part, at any time, upon giving not less than ten (10) calendar days’ notice to the Noteholders at an amount equal to 100% of the outstanding principal amount being redeemed plus accrued and unpaid interest, to but excluding the redemption date.

(b) Redemption on or after Fifth Anniversary. On or after July 15, 2026, subject to Section 5(f) below, this Subordinated Note shall be redeemable at the option of and by the Company, in whole or in part at any time and from time to time upon any Interest Payment Date, at an amount equal to 100% of the outstanding principal amount being redeemed plus accrued but unpaid interest, to but excluding the redemption date, but in all cases in a principal amount with integral multiples of $1,000. In addition, on or after July 15, 2026, subject to Section 5(f), the Company may redeem all or a portion of the Subordinated Notes, at any time upon the occurrence of a Tier 2 Capital Event, Tax Event or an Investment Company Event.

(c) If all or any portion of the Subordinated Notes ceases to be deemed to be Tier 2 Capital, other than due to the limitation imposed on the capital treatment of subordinated debt during the five (5) years immediately preceding the Stated Maturity of the Subordinated Notes, the Company will as promptly as reasonably practicable notify the Trustee and the Holders thereof, and thereafter, subject to the terms of the Indenture, the Company and the Holders will work together in good faith, and the Company shall request the Trustee and the Holders to execute and deliver all agreements as reasonably necessary, in order to restructure the applicable portions of the obligations evidenced by the Subordinated Notes to qualify as Tier 2 Capital; provided, that nothing contained in this Section 5(c) shall limit the Company’s right to redeem the Subordinated Notes upon the occurrence of a Tier 2 Capital Event pursuant to this Section 5 (Redemption) of this Subordinated Note and Section 1001(3) of the Indenture.

(d) Partial Redemption. If less than the then outstanding principal amount of this Subordinated Note is redeemed, (i) a new note shall be issued representing the unredeemed portion without charge to the Holder thereof and (ii) such redemption shall be effected on a pro rata basis to the extent practicable, and if the Subordinated Notes are represented by Global Subordinated Notes held by the Depositary and such redemption is processed through the Depositary, such redemption will be made on a “Pro Rata Pass-Through Distribution of Principal” basis in accordance with the procedures of the Depositary. In the event a pro rata redemption as provided in the preceding sentence is not permitted under applicable law or applicable requirements of the Depositary, the Subordinated Notes to be redeemed will be selected by lot or such method as the Trustee will deem fair and appropriate.

(e) No Redemption at Option of Noteholder. This Subordinated Note is not subject to redemption at the option of the holder of this Subordinated Note.

(f) Regulatory Approval. Any redemption of this Subordinated Note shall be subject to the prior approval of the Federal Reserve Board or any successor agency, and any other bank regulatory agency, to the extent such approval shall then be required by law, regulation or policy.

(g) Effectiveness of Redemption. If notice of redemption has been duly given and notwithstanding that any Subordinated Notes so called for redemption have not been surrendered for cancellation, on and after the Redemption Date interest shall cease to accrue on all Subordinated Notes so called for redemption, all Subordinated Notes so called for redemption shall no longer be deemed outstanding and all rights with respect to such Subordinated Notes shall forthwith on such Redemption Date cease and terminate (unless the Company shall default in the payment of the Redemption Price), except only the right of the Holders thereof to receive the amount payable on such redemption, without interest.

6. Events of Default; Acceleration. An “Event of Default” means any one of the events described in Section 401 of the Indenture. If an Event of Default described in Section 401(1) or Section 401(2) of the Indenture occurs, then the principal amount of all of the Outstanding Subordinated Notes, and accrued and unpaid interest, if any, on all Outstanding Subordinated Notes will become and be immediately due and payable without any declaration or other act on the part of the Trustee or the Holder, and the Company waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices. Notwithstanding the foregoing, because the Company will treat the Subordinated Notes as Tier 2 Capital, upon the occurrence of an Event of Default other than an Event of Default described in Section 401(1) or Section 401(2) of the Indenture, neither the Trustee nor the Holder may accelerate the Maturity of the Subordinated Notes and make the principal of, and any accrued and unpaid interest on, the Subordinated Notes, immediately due and payable. If any Event of Default occurs and is continuing, the Trustee may also pursue any other available remedy to collect the payment of principal of, and interest on, the Subordinated Notes then due and payable or to enforce the performance of any provision of the Subordinated Notes or the Indenture.

7. Failure to Make Payments. If an Event of Default described in Section 401(3) or Section 401(4) of the Indenture occurs, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holder, the whole amount then due and payable with respect to this Subordinated Note (without acceleration of the Maturity of the Subordinated Notes in any manner), with interest upon the overdue principal, any premium and, to the extent permitted by applicable law, upon any overdue installments of interest at the rate or respective rates, as the case may be, provided for or with respect to this Subordinated Note or, if no such rate or rates are so provided, at the rate or respective rates, as the case may be, of interest borne by this Subordinated Note, and, in addition thereto, such further amount of money as will be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and all other amounts due to the Trustee under Section 507 of the Indenture.

Upon an Event of Default, the Company may not declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Company’s capital stock, make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Company that rank equal with or junior to this Subordinated Note, or make any payments under any guarantee that ranks equal with or junior to this Subordinated Note, other than: (i) any dividends or distributions in shares of, or options, warrants or rights to subscribe for or purchase shares of, any class of the Company’s Common Stock; (ii) any declaration of a dividend in connection with the implementation of a shareholders’ rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto; (iii) as a result of a reclassification of the Company’s capital stock or the exchange or conversion of one class or series of the Company’s capital stock for another class or series of the Company’s capital stock; (iv) the purchase of fractional interests in shares of the Company’s capital stock in accordance with the conversion or exchange provisions of such capital stock or the security being converted or exchanged; or (v) purchases of any class of the Company’s Common

Stock related to the issuance of Common Stock or rights under any benefit plans for the Company’s directors, officers or employees or any of the Company’s dividend reinvestment plans.

8. Denominations, Transfer, Exchange. The Subordinated Notes are issuable only in registered form without interest coupons in minimum denominations of $1,000 and integral multiples of $1,000 in excess thereof. The transfer of this Subordinated Note may be registered and this Subordinated Note may be exchanged as provided in the Indenture. The Registrar may require the Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require the Holder to pay any taxes and fees required by law or permitted by the Indenture.

9. Charges and Transfer Taxes. No service charge will be made for any registration of transfer or exchange of this Subordinated Note, or any redemption or repayment of this Subordinated Note, or any conversion or exchange of this Subordinated Note for other types of securities or property, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of this Subordinated Note from the Holder requesting such transfer or exchange.

10. Persons Deemed Owners. The Company and the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Subordinated Note is registered as the owner hereof for all purposes, whether or not this Subordinated Note is overdue, and neither the Company, the Trustee nor any such agent will be affected by notice to the contrary.

11. Amendments and Waivers. The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Subordinated Notes at any time by the Company and the Trustee with the consent of the holders of a majority in principal amount of the then Outstanding Subordinated Notes. The Indenture also contains provisions permitting the holders of specified percentages in principal amount of the then Outstanding Subordinated Notes, on behalf of the holders of all Subordinated Notes, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Subordinated Note will be conclusive and binding upon such Holder and upon all future holders of this Subordinated Note and of any Subordinated Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Subordinated Note.

12. No Impairment. No reference herein to the Indenture and no provision of this Subordinated Note or of the Indenture will alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest (if any) and Additional Interest (if any) on this Subordinated Note at the times, place and rate as herein prescribed.

13. Sinking Fund; Convertibility. This Subordinated Note is not entitled to the benefit of any sinking fund. This Subordinated Note is not convertible into or exchangeable for any of the equity securities, other securities or assets of the Company or any Subsidiary.

14. No Recourse Against Others. No recourse under or upon any obligation, covenant or agreement contained in the Indenture or in this Subordinated Note, or for any claim based thereon or otherwise in respect thereof, will be had against any past, present or future shareholder, employee, officer, or director, as such, of the Company or of any predecessor or successor, either directly or through the Company or any predecessor or successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Subordinated Note by the Holder and as part of the consideration for the issuance of this Subordinated Note.

15. Authentication. This Subordinated Note will not be valid until authenticated by the manual signature of the Trustee or an Authenticating Agent.

16. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Additional abbreviations may also be used though not in the above list.

17. Available Information. The Company will furnish to the Holder upon written request and without charge a copy of the Indenture. Requests by Holder to the Company may be made to: Nicolet Bankshares, Inc., 111 N. Washington Street, Green Bay, WI 54301]; Attention: Michael E. Daniels, President and Chief Executive Officer.

18. Governing Law. THIS SUBORDINATED NOTE WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR INSTRUMENTS ENTERED INTO AND, IN EACH CASE, PERFORMED IN SAID STATE (WITHOUT REFERENCE TO PRINCIPLES OF CONFLICTS OF LAW (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW)).

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has caused this Subordinated Note to be duly executed and attested.

NICOLET BANKSHARES, INC.

By:
Name:	Michael E. Daniels
Title:	President and Chief Executive Officer

ATTEST:

Name: Title:

[Signature Page to Subordinated Note]

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Subordinated Notes of Nicolet Bankshares, Inc. referred to in the within-mentioned Indenture.

U.S. Bank National Association

By:
Authorized Signatory
Dated:	_____________________________________

ASSIGNMENT FORM

To assign this Subordinated Note, fill in the form below: (I) or (we) assign and transfer this Subordinated Note to:

________________________________

(Print or type assignee’s name, address and zip code)

________________________________

(Insert assignee’s social security or tax I.D. No.)

and irrevocably appoint _______________________ agent to transfer this Subordinated Note on the books of the Company. The agent may substitute another to act for him.

Date: ___ Your signature:
(Sign exactly as your name appears on the face of this Subordinated Note)

Tax Identification No.:

Signature Guarantee:______________________________________________________

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)).

The undersigned certifies that it [is / is not] an Affiliate of the Company and that, to its knowledge, the proposed transferee [is / is not] an Affiliate of the Company. “Affiliate” means, with respect to any Person, such Person’s immediate family members, partners, members or parent and subsidiary corporations, and any other Person directly or indirectly controlling, controlled by, or under common control with said Person and their respective Affiliates. “Person” means an individual, a corporation (whether or not for profit), a partnership, a limited liability company, a joint venture, an association, a trust, an unincorporated organization, a government or any department or agency thereof or any other entity or organization.

In connection with any transfer or exchange of this Subordinated Note occurring prior to the date that is one year after the later of the date of original issuance of this Subordinated Note and the last date, if any, on which this Subordinated Note was owned by the Company or any Affiliate of the Company, the undersigned confirms that this Subordinated Note is being:

CHECK ONE BOX BELOW:

□	(1)	acquired for the undersigned’s own account, without transfer;
□	(2)	transferred to the Company;
□	(3)	transferred in accordance and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”);
□	(4)	transferred under an effective registration statement under the Securities Act;
□	(5)	transferred in accordance with and in compliance with Regulation S under the Securities Act;

□	(6)	transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7) or (9) under the Securities Act), or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act) that has furnished a signed letter containing certain representations and agreements; or

□	(7)	transferred in accordance with another available exemption from the registration requirements of the Securities Act.

Unless one of the boxes is checked, the Paying Agent will refuse to register this Subordinated Note in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Paying Agent may require, prior to registering any such transfer of this Subordinated Note, in its sole discretion, such legal opinions, certifications and other information as the Paying Agent may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act such as the exemption provided by Rule 144 under such Act.

Signature:

Signature Guarantee:

(Signatures must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-l5).

TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Subordinated Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date: Signature:

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SUBORDINATED NOTE

The following increases or decreases in this Global Subordinated Note have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Subordinated Note	Amount of increase in principal amount of this Global Subordinated Note	Principal amount of this Global Subordinated Note following such decrease or increase	Signature of authorized officer of Trustee or Notes Custodian